UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/13/2009

TIBCO Software Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26579

Delaware	77-0449727
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3303 Hillview Avenue
Palo Alto, CA 94304-1213
(Address of principal executive offices, including zip code)

(650) 846-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On July 13, 2009, TIBCO Software Inc. (the "Company") indicated that it believes that non-GAAP earnings per share will grow at a rate of 15% to 20% in fiscal year 2010 over current estimates for fiscal year 2009. Non-GAAP earnings per share excludes stock-based compensation expenses, restructuring charges and amortization of acquired intangible assets. This forecast is based on reasonable assumptions as of this date and the Company hereby expressly disclaims any obligation to update the forecast.

The information presented herein under Item 7.01 shall not been deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Legal Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws. Forward-looking statements regarding our future earnings per share growth are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: the current uncertainty in global economic conditions and its effect on the demand for enterprise software and services; our ability to effectively manage expenses; and competitive factors, including but not limited to competition from alternative business models, industry consolidation and new product introductions. Additional information regarding potential risks is provided in our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended November 30, 2008 and Quarterly Report on Form 10-Q for the quarter ended May 31, 2009. TIBCO assumes no obligation to update the forward-looking statements included in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

Date: July 13, 2009	By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, General Counsel and Secretary